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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-46629) pertaining to the Employee Stock Plans, collectively, of Granite Broadcasting Corporation, of our report dated February 20, 2002 (except for Note 17, as to which the date is April 30,
2002), with respect to the consolidated financial statements and schedule of Granite Broadcasting Corporation included in the Annual Report (Form 10-K/A) for the year ended December 31, 2001.

New York, New York
May 7, 2002